** Information contained in portions of this Exhibit has been redacted because the Company has determined that such information (i) is not material and (ii) would likely cause competitive harm to the Company if it were to be publicly disclosed. Information redacted from this Exhibit has been marked by the following [**]. Exhibit 10.1 ASSET PURCHASE AGREEMENT This Asset Purchase Agreement (this “Agreement”) is made and entered into as of September 17, 2019 (the “Effective Date”), by and among CVG FSE, LLC, a Delaware limited liability company (“Buyer”), First Source Electronics, LLC, a Maryland limited liability company (“Seller”), Kevin Popielarczyk and Richard Vuoto (collectively, “Principals” and, individually, a “Principal”) and Commercial Vehicle Group, Inc., a Delaware corporation (“Guarantor” solely for purposes of Section 5.6). Unless defined elsewhere herein, capitalized terms used herein are defined in Annex A hereof. PRELIMINARY STATEMENTS: Seller is in the business of manufacturing, distributing, marketing and selling cable and electro- mechanical assemblies, control panels and other business and consumer electronics products and services (hereinafter referred to as the “Business”). Principals are the ultimate owners of Seller and will receive substantial benefits if the transactions contemplated by this Agreement are consummated, and Buyer is unwilling to enter into this Agreement without the agreements of Principals set forth herein. Subject to the limitations and exclusions contained in this Agreement and on the terms and conditions hereinafter set forth, Seller desires to sell, and Buyer desires to purchase, all of Seller’s right, title and interest in and to substantially all of the assets of the Business, and Buyer proposes to assume certain specified liabilities and obligations of Seller related to the Business. AGREEMENT: NOW, THEREFORE, in consideration of these premises and the mutual and dependent promises hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows: ARTICLE I PURCHASE AND SALE 1.1 Agreement to Purchase and Sell. On the terms and subject to the conditions of this Agreement and except as otherwise specifically provided in Section 1.2, at the Closing, Seller will grant, sell, assign, transfer and deliver to Buyer or its nominee, and Buyer or such nominee will purchase and acquire from Seller, free and clear of all Liens, all right, title and interest of Seller in and to the following assets, properties, rights and business (collectively referred to herein as the “Purchased Assets”): (a) all inventory, raw materials and work-in-progress of Seller, determined pursuant to an actual physical inventory to be performed within five days of the Closing, relating to the Business (the “Inventory”); (b) all Seller Proprietary Rights, including the exclusive right to use the name “First Source Electronics”; (c) all claims and rights of Seller under all Assumed Contracts; (d) all Accounts Receivable; (e) all fixed assets, machinery, equipment (including computer hardware), vehicles, furniture, fixtures, leasehold improvements, network and telephone equipment and supplies and other tangible personal property of Seller relating to the Business;

(f) all causes of action, judgments, claims or demands of whatever kind or description that Seller has or may have against any Person relating to the Purchased Assets or Assumed Liabilities; (g) all insurance benefits, including rights and proceeds, arising from or relating to the Purchased Assets or the Assumed Liabilities prior to the Closing; (h) all deposits and prepaid expenses, claims for refunds and rights to offset in respect thereof relating to the Business; (i) all claims and rights of Seller under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors in connection with products sold or services provided to Seller for or in connection with the Business or with respect to any Purchased Asset; (j) all information, files, correspondence, manuals, records, Data, plans and reports relating to the Business and the Purchased Assets, all accounting or other books and records, and all information and records related to the operation and maintenance of the Business and the Purchased Assets, in whatever media retained or stored; (k) all customer, supplier, distribution, price, and mailing lists (collectively “Lists”), each of which shall only be transmitted electronically (and not on paper or other tangible media) utilizing an appropriate method of transfer agreed to by Seller and Buyer prior to Closing; and (l) all goodwill of Seller relating to the Business. 1.2 Excluded Assets. Notwithstanding the foregoing provisions of Section 1.1 above, the Purchased Assets shall not include any of the following assets or properties of Seller (the “Excluded Assets”): (a) any equity interests, capital stock, membership interests or similar securities of any Person; (b) all charter documents, minute books, ownership records and other similar records related to Seller’s entity organization; (c) all ownership and other rights with respect to Seller’s Plans and any assets attributable thereto; (d) all bank accounts and all cash and cash equivalents, deposits or marketable securities of Seller; (e) except as provided in Section 1.1(g), all insurance policies and insurance contracts and all rights to applicable claims and proceeds thereunder; (f) all rights of Seller arising under this Agreement and under any other agreement between Buyer and Seller entered into in connection with this Agreement; (g) those Contracts, assets, properties and rights set forth on Section 1.2(g) of the Disclosure Schedule; and (h) all Tax assets (including Tax refunds and prepayments) of Seller. 2

1.3 Assumption of Certain Liabilities. At the Closing, Buyer shall assume and agree to pay, discharge or perform, as appropriate, only the following liabilities and obligations of Seller existing as of the Closing and arising out of the conduct of the Business prior to or as of the Closing (collectively, the “Assumed Liabilities”): (a) those current liabilities of the Business that are included in the Working Capital Amount to the extent they are reflected on the Closing Date Balance Sheet or related to an Assumed Contract; (b) any liability or obligation arising or first required to be performed after the Closing under the Assumed Contracts, other than any liability or obligation arising out of or relating to a breach or violation of any such Assumed Contract that occurred or relates to events that occurred prior to the Closing; and (c) any liability or obligations arising under or related to the Seller’s health insurance plan for the period from the Closing Date through December 31, 2019, excluding any liability arising out of or related to a breach or violation of the plan that occurred or relates to events that occurred prior to the Closing. 1.4 Liabilities Not Assumed. (a) Except for the Assumed Liabilities, Buyer shall not, by the execution and performance of this Agreement, or otherwise, assume or otherwise be or become responsible for any liability or obligation of Seller of any nature, or claims of such liability or obligation, whether matured or unmatured, liquidated or unliquidated, fixed or contingent, known or unknown, and whether arising out of occurrences prior to, at or after the date hereof (the “Excluded Liabilities”). (b) Seller shall pay or otherwise satisfy in full, promptly when due, all liabilities and obligations of Seller other than the Assumed Liabilities. If any such liabilities and obligations are not so paid, or if Buyer reasonably determines that failure to make any payments will impair Buyer’s use or enjoyment of the Purchased Assets or its conduct of the Business, Buyer may, at any time after the Closing Date, elect to make all such payments directly (but will have no obligation to do so) and shall be reimbursed for such payments from the Escrow Account or Seller directly. For avoidance of doubt, the Seller shall remain liable for all amounts that may become due or payable under this section 1.4(b) and the Buyer may set-off any such amounts not paid through the Escrow Account or Seller directly from amounts due and payable to Seller. 1.5 Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place electronically or at such place as the parties may agree, on the Effective Date (the “Closing Date”). The Closing shall be deemed effective at 11:59 p.m. Eastern Time on the Closing Date solely for Tax and accounting purposes. 1.6 Closing Deliveries. (a) Closing Deliveries of Seller and Principals. Seller and Principals shall deliver to Buyer, at or prior to Closing, and as a condition precedent to the performance of Buyer’s obligations hereunder, each of the following (unless otherwise waived by Buyer in its sole discretion): (i) A General Conveyance, Assignment and Bill of Sale in the form attached hereto as Exhibit 1.6(a)(i), executed by Seller. 3

(ii) An Assignment and Assumption Agreement in the form attached hereto as Exhibit 1.6(a)(ii) (the “Assignment and Assumption Agreement”), executed by Seller. (iii) All vendor, lessee, lessor, licensee, licensor, Governmental Authority and other third party consents, approvals, waivers and estoppel certificates listed on Section 1.6(a)(iii) of the Disclosure Schedule, each in form and substance reasonably satisfactory to Buyer. (iv) Evidence of the termination of all Liens on the Purchased Assets and the termination of each Uniform Commercial Code financing statement set forth on Section 1.6(a)(iv) of the Disclosure Schedule or a pay-off letter from the secured party under each such financing statement that commits to the termination of such financing statement upon payment at Closing of the obligation secured by the Lien evidenced by such financing statement. (v) Offer Letters in the form attached hereto as Exhibit 1.6(a)(v), between Buyer and each of the Principals (the “Offer Letters”), executed by each Principal. (vi) An Escrow Agreement among Buyer, Seller and Escrow Agent, in a form mutually agreement to the parties thereto (the “Escrow Agreement”), executed by Seller. (b) Closing Deliveries of Buyer. Buyer shall deliver to Seller and Principals, at or prior to Closing, and as a condition precedent to the performance of Seller’s and Principals’ obligations hereunder, each of the following (unless otherwise waived by Seller and Principals in their sole discretion): (i) The Closing Payment less the Escrow Amount. (ii) The Assignment and Assumption Agreement, executed by Buyer. (iii) The Offer Letters, executed by Buyer. (iv) The Escrow Agreement, executed by Buyer. 1.7 Non-Assignable Contracts. To the extent that third party consents relating to the assignment or transfer to Buyer of any Assumed Contract have not been obtained by Seller as of the Closing, Seller and Principals shall, during the remaining term of such Assumed Contracts (the “Non- Assignable Contracts”), use all commercially reasonable efforts to (a) obtain the consent of the applicable third party, (b) make the benefit of such Non-Assignable Contracts available to Buyer, to the extent permitted by Applicable Law and the Non-Assignable Contract, and (c) enforce at the request of Buyer and at the expense and for the account of Buyer, any rights of Seller arising from such Non-Assignable Contracts against the other party or parties thereto (including the right to elect to terminate any such Non- Assignable Contract in accordance with the terms thereof), to the maximum extent permitted by Applicable Law and the Non-Assignable Contract. Neither Seller nor Principals will take any action or suffer any omission which would limit or restrict or terminate in any material respect the benefits to Buyer of such Non-Assignable Contracts. With respect to any Non-Assignable Contract as to which the necessary approval or consent for the assignment or transfer to Buyer is obtained following the Closing, Seller shall transfer such Non-Assignable Contract to Buyer by execution and delivery of an instrument of conveyance reasonably satisfactory to Buyer and Seller within three Business Days following receipt of such approval or consent. 4

ARTICLE II PURCHASE PRICE; ADJUSTMENTS; ALLOCATION 2.1 Consideration. In consideration for the sale by Seller to Buyer of the Purchased Assets and the representations, warranties and covenants made by Seller and Principals to Buyer, in addition to Buyer’s assumption of the Assumed Liabilities and subject to adjustment pursuant to Section 2.6, the aggregate purchase price for the Purchased Assets shall be an amount equal to (i) $34 million (the “Initial Payment”) plus (ii) the Milestone Payments, if earned (collectively, the “Purchase Price”). 2.2 Closing Payment. At the Closing, Buyer shall pay to Seller an amount equal to the Initial Payment, less the Estimated Closing Indebtedness Amount (the “Closing Payment”). Buyer shall pay the Closing Payment as follows: (A) Buyer shall deposit an amount equal to $3,000,000 (the “Escrow Amount”) in an account established by the Escrow Agent pursuant to the Escrow Agreement (the “Escrow Account”) for the purpose of providing for the payment of certain indemnification obligations pursuant to this Agreement, if any, and (B) Buyer shall deliver the balance of the Closing Payment to Seller by wire transfer of immediately available funds to an account designated by Seller in writing (including the beneficiary’s name, address and account information). At the Closing, Buyer shall pay for the account and on behalf of Seller (and without assuming any obligations or liabilities of Seller thereunder) the Estimated Closing Indebtedness Amount (if any) of Seller deducted in calculating the Closing Payment by wire transfer of immediately available funds to the applicable lender(s) pursuant to the instructions in the applicable payoff letter(s) relating to such Indebtedness Amount (which shall include the beneficiary’s name, address and account information). 2.3 Earn-Out. (a) Milestone Payments. As additional consideration for the Purchased Assets, Buyer (or, at the direction of Buyer, a designee of Buyer so long as Buyer remains an obligor thereof) shall pay to Seller, the following amounts (each a “Milestone Payment” and collectively the “Milestone Payments”) upon the achievement by or on behalf of Buyer (or a designee of Buyer) of the following events: (i) USD $1 million upon the Business achieving an EBITDA target of [**] (less 11/20th of the EBITDA earned in September 2019 (the “September 2019 EBITDA”)) for the period commencing September 18, 2019 and ending September 17, 2020 (“Milestone Period 1”). For the avoidance of doubt, the EBITDA target of [**] (less the September 2019 EBITDA) is to be achieved over a 12 month period; and (ii) USD $6 million (less any amounts previously paid under Section 2.3(a)(i)) upon the Business achieving an EBITDA target of [**] (less the September 2019 EBITDA) for the period commencing September 18, 2019 and ending March 17, 2021 (“Milestone Period 2”). For the avoidance of doubt, the EBITDA target of [**] (less the September 2019 EBITDA) is to be achieved over an 18 month period; and (iii) USD $4.75 million upon the Business achieving an EBITDA target of [**] for the period commencing March 18, 2021 and ending September 17, 2022 (“Milestone Period 3”). For avoidance of doubt, the EBITDA target of [**] is to be achieved over an 18 month period. (iv) Notwithstanding the foregoing, if the Business achieves an EBITDA target of [**] (less the September 2019 EBITDA) for the period commencing September 18, 2019 and ending September 17, 2022, the Seller shall receive USD $10.75 million less any amounts previously paid under Sections 2.3(a)(i), (ii), and (iii). For avoidance of doubt, the EBITDA 5 target of [**] (less the September 2019 EBITDA) is to be achieved over a 36 month period (“Milestone Period 4” and together with Milestone Period 1, Milestone Period 2 and Milestone Period 3, each a “Milestone Period” collectively, the “Milestone Periods”). (v) Each Milestone Payment is payable on a sliding scale beginning with 90% of the EBITDA target up to 100% of achieving the EBITDA target. For illustrative purposes, Seller would be paid $950,000 upon achieving 95% of the initial EBITDA target of [**] (if that were the initial target) by delivering an EBITDA of [**]. (vi) With respect to the EBITDA calculations in this Section 2.3(a) for each partial month included in a Milestone Period, the EBITDA for the entire month shall be multiplied by the following formula: the numerator being the actual number of Business Days of the partial month included in the applicable Milestone Period divided by the denominator being the total number of Business Days in that month, resulting in the agreed upon EBITDA to be allocated to such partial month. (b) Notification and Payment by Buyer. (i) Within 45 calendar days of the end of each Milestone Period, Buyer shall prepare in good faith and deliver or cause to be so prepared and delivered to Seller a statement (“a Proposed Milestone Statement”) setting forth, in reasonable detail, Buyer’s calculation of the actual EBITDA for such Milestone Period, and its calculation of the resulting Milestone Payment for such Milestone Period, calculated pursuant to the rules set forth in Section 2.3(a)(v) above and Section 2.3(d) hereunder. (ii) Buyer shall grant Seller, Principals and their authorized representatives reasonable access to such work papers or other documents and information reasonably requested by Seller or Principals relating to Buyer’s calculation of amounts included in a Proposed Milestone Statement in connection with Seller’s review of such Proposed Milestone Statement. (iii) Within 30 days after Seller’s receipt of a Proposed Milestone Statement, Seller shall deliver to Buyer a written notice (A) of acceptance of the Proposed Milestone Statement (a “Milestone Acceptance”) or (B) of any dispute regarding the amounts reflected in the Proposed Milestone Statement (a “Milestone Dispute Notice”). If Seller does not deliver a Milestone Acceptance or a Milestone Dispute Notice within such 30 day period, the Proposed Milestone Statement shall be deemed to have been accepted and agreed to by Seller in the form in which it was delivered, and shall be binding on Buyer and Seller in all respects. Any Milestone Dispute Notice, as to each dispute, shall to the extent practicable set forth in reasonable detail the items and amounts with which Seller disagrees, including the amounts of any adjustments that are necessary in the reasonable judgment of Seller for the computations contained in the Proposed Milestone Statement to conform to the requirements of this Agreement and the specific reason(s) for Seller’s suggested adjustments. During the 20 day period following the date Seller delivers a Milestone Dispute Notice, if provided by Seller, Buyer and Seller shall make reasonable good faith efforts to attempt to resolve such disputed items and agree in writing upon the final content of the disputed items of the Proposed Milestone Statement (a “Dispute Notice Resolution”). (iv) If Buyer and Seller do not resolve all disputed items relating to the Proposed Milestone Statement within the 20 day period referenced in Section 2.3(b)(iii), the matters with respect to which no resolution is reached (the “Milestone Disputed Items”) shall be submitted to and resolved by the Accountant, which shall be appointed as specified in Section 2.7(c). 6

(v) Buyer and Seller (A) shall each promptly enter into a customary engagement letter with the Accountant in which the scope of the Accountant’s engagement is specified in reasonable detail that is consistent with this Agreement and (B) shall instruct the Accountant that a written determination (which shall contain the underlying reasoning) of the Accountant with respect to such Milestone Disputed Items and the accuracy of the Proposed Milestone Statement as a result of the resolution of such Milestone Disputed Items shall be completed and distributed to Buyer and Seller within 30 days after the engagement of the Accountant. The Accountant shall only resolve each Milestone Disputed Item by making an adjustment to the Proposed Milestone Statement that is within the range for such Milestone Disputed Item defined by the amount of such Milestone Disputed Item in the Proposed Milestone Statement delivered by Buyer pursuant to Section 2.3(b)(iii) and the amount of such Milestone Disputed Item included in Seller’s Milestone Dispute Notice. The resolution and determination of the Milestone Disputed Items by the Accountant shall be based solely on the provisions of this Agreement and on written submissions and presentations by Buyer and Seller (or their respective representatives), and not on independent review by the Accountant, and such resolution by the Accountant shall be conclusive, final, and binding on Buyer and Seller in all respects (absent manifest error on the part of the Accountant or fraud). No party (or their respective representatives) may have any ex parte communication with the Accountant. (vi) The term “Final Milestone Calculation Date” means, as applicable, (A) the date upon which Buyer receives a Milestone Acceptance in accordance with Section 2.3(b)(iii)(A); (B) the date upon which the 30 day period, during which Seller may deliver a Milestone Acceptance or a Milestone Dispute Notice, expires without Seller’s delivery of such acceptance or notice in accordance with Section 2.3(b)(iii)(B); (C) the date upon which Buyer and Seller mutually agree in writing to a Dispute Notice Resolution in accordance with Section 2.3(b)(iii); or (D) if there are Milestone Disputed Items, the date upon which a Milestone Payment is determine by the Accountant after its resolution and determination of the Milestone Disputed Items in accordance with Sections 2.3(b)(iv) and 2.3(b)(v). (vii) Within 15 Business Days after the Final Milestone Payment Calculation Date, Buyer shall pay or cause to be paid the corresponding Milestone Payment by wire transfer of immediately available funds to such bank accounts as directed in writing by Seller. (viii) The fees, costs, and expenses of the Accountant shall be borne proportionately by Buyer, on the one hand, and Seller, on the other hand, based on the percentage that the portion of the contested amount not awarded to Buyer and Seller, as applicable, bears to the amount contested by such party, as finally determined by the Accountant. (c) Sale of Business. At any time prior to the payment of the Milestone Payments to Seller, or a determination by Buyer that no further Milestone Payments are or may be payable to Seller, if Buyer effects a sale, exchange or other transfer, directly or indirectly, in one transaction or a series of related transactions, of all or substantially all of the assets of the Business, or a merger, consolidation, recapitalization or other transaction in which any person other than Buyer or any wholly owned subsidiary or affiliate of Buyer becomes the beneficial owner, directly or indirectly, of 60% or more of the combined voting power of all interests in Buyer, Buyer shall (i) remain responsible for all of its obligations with respect to the Milestone Payments set forth in subsection (a) hereof; and (ii) make provision for the transferee or successor to assume and succeed to the obligations of Buyer in this Section 2.3. (d) Post-Closing Operation of the Business. Subject to the terms of this Agreement, and the other ancillary documents, subsequent to the Closing, Buyer shall have sole discretion with regard 7 to all matters relating to the operation of the Business; provided, that Buyer shall act in good faith with respect to opportunity for achievement, and calculation, of the EBITDA targets described in Section 2.3(a). Buyer shall not, directly or indirectly, take any action, or omit to take any action, with the intent of (i) adversely impacting Seller’s ability to earn the maximum Milestone Payment possible or (ii) minimizing or reducing the Milestone Payment, including taking any action, directly or indirectly, with the intent to cause the Milestone Payment to be less than the Milestone Payment that would have resulted absent such action. Without limiting the generality of the foregoing, until the end of the Milestone Periods, Buyer shall, and shall cause its Affiliates to, act in good faith vis-à-vis the earn-out contemplated in this Section 2.3 and shall do all of the following (in each case, unless the failure to take such action would not have a material adverse impact on the Milestone Payments or as otherwise consented to by Seller (which consent shall not be unreasonably withheld (from the perspective of Seller)): (i) cause the Business to remain in material compliance with all applicable Laws; (ii) maintain adequate records that will allow Seller to independently determine, review and calculate the EBITDA targets and Milestone Payments; (iii) not change the Business’ fiscal year or materially alter the Business’ accounting methods, policies, practices and procedures, including classification and estimation methodologies, used in the preparation of the financial statements of the Business, except in accordance with GAAP; (iv) operate the Business in the ordinary course of business; (v) not, directly or indirectly, engage in any practice intended to have the effect of postponing to periods after the Milestone Periods any revenue that would otherwise be expected (based on past practice but subject to compliance with GAAP) to be recognized during the Milestone Periods; and (vi) not, directly or indirectly, engage in any practice intended to have the effect of accelerating to any Milestone Period expenses incurred by the Business that would otherwise be expected (based on past practice but subject to compliance with GAAP) to be incurred after such Milestone Period. For purposes of this Agreement, “EBITDA” shall mean, for any Milestone Period, the net income of the Business, as determined in accordance with GAAP, plus interest, income taxes, depreciation and amortization for such Milestone Period; provided, however, that for purposes of calculating EBITDA: (i) the effect of any change in GAAP during the Milestone Periods shall be excluded; and (ii) the parties acknowledge that EBITDA shall otherwise be determined in accordance with the guidelines and inclusion and exclusion of expenses as determined on Exhibit 2.3(d) attached hereto. (e) New Opportunities. In the event that, during the Milestone Periods, any opportunity arises that could reasonably be allocated either to a business unit of Buyer or any of its Affiliates, on the one hand, or the Business, on the other hand, Buyer will give due consideration to the interests of Seller in achieving the full Milestone Payments and will allocate the opportunity in a manner 8 that is fair and reasonable to both Parties. Additionally, Buyer will give due consideration to reasonably allocate incremental EBITDA as quoted for cable assembly and harness business revenue generated substantially as a result of the activities of personnel involved with or engaged by the Business. For example, cable and harness assembly sold through Seller’s assemblies and through Seller’s operations will be supplied by Buyer at the normal and customary intercompany transfer price model of Buyer and due consideration will be given to allocate to Seller’s EBITDA as set forth in this subsection (e). (f) No Security. The parties hereto understand and agree that (i) the contingent rights to receive any Milestone Payment shall not be represented by any form of certificate or other instrument, are not transferable, except by operation of laws relating to descent and distribution, divorce and community property, and do not constitute an equity or ownership interest in Buyer, (ii) Seller shall not have any rights as a security-holder of Buyer as a result of Seller's contingent right to receive any Milestone Payment hereunder, and (iii) no interest shall ever be payable with respect to any Milestone Payment. 2.4 Purchase Price Allocation. The Purchase Price and the Assumed Liabilities for Tax purposes shall be allocated in accordance with Exhibit 2.4 attached hereto and incorporated herein by reference (the “Allocation Methodology”). Buyer shall deliver an allocation of the Purchase Price and Assumed Liabilities, which shall be consistent with the Allocation Methodology, to Seller within 90 days after the Closing Date (or, if later, within 30 Business Days after determination of the Final Closing Statement). If Seller does not provide written notice to Buyer of any dispute to such allocation within 30 calendar days after delivery, such allocation shall be final and binding on the parties. If Seller delivers written notice of a dispute to Buyer within such 30-day period, Buyer and Seller shall negotiate in good faith to resolve any such disputes for a period of 30 calendar days. If the parties are unable to resolve such disputes, the parties shall submit the disputes to the Accountant to determine the allocation of the Purchase Price and Assumed Liabilities in a manner consistent with the Allocation Methodology, and such determination shall be final and binding on the parties. Buyer, Seller and Principals shall file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with the final and binding allocation as determined pursuant to this Section 2.4. No party shall take any position (whether in Tax audits or Tax Returns) that is inconsistent with such final and binding allocation unless required to do so by Applicable Laws. 2.5 Allocation of Certain Items. Notwithstanding anything herein to the contrary, personal property Taxes on the Purchased Assets, if any, will be apportioned between Buyer and Seller based upon the number of days occurring before and after the Closing Date during the billing period for each such charge. Appropriate cash payments by Seller or Buyer, as the case may require, shall be made hereunder from time to time as soon as practicable after the facts giving rise to the obligation for such payments are known in the amounts necessary to give effect to the allocations provided for in this Section 2.5. 2.6 Working Capital and Indebtedness Adjustment. (a) On the second Business Day prior to the Closing Date, Seller shall furnish Buyer with a certificate signed by Principals and on Seller’s behalf by an executive officer of Seller in charge of finance setting forth a reasonable good faith estimate of the Indebtedness Amount as of the Closing Date and including an estimated Closing Date Balance Sheet prepared in good faith and attached thereto (the “Closing Certificate”); provided that Buyer and Seller will update the Closing Certificate prior to Closing to reflect any reasonable comments of Buyer. (b) Within 90 days after the Closing Date, Buyer shall prepare and deliver to Seller a statement (the “Closing Statement”) consisting of (i) an unaudited Closing Date Balance Sheet, (ii) a calculation of the Indebtedness Amount as of the Closing Date, and (iii) a calculation of the Working 9

Capital Amount as of the Closing Date. The Closing Statement will be finalized (as finalized, the “Final Closing Statement”) by the parties in accordance with the procedures of Sections 2.6(c) and 2.7. (c) If Seller does not object in writing to any item set forth on the Closing Statement within 30 days after the delivery thereof by complying in full with Section 2.7, the Closing Statement shall be deemed to have been finalized by the parties as the Final Closing Statement and, as a result thereof shall be final, conclusive and binding on each of the parties. If Seller objects in writing to any item set forth on the Closing Statement within 30 days after the delivery thereof by complying in full with Section 2.7, then the Final Closing Statement shall be finally and conclusively determined in accordance with Section 2.7. (d) Based on the Final Closing Statement, the Purchase Price shall not be adjusted if the Working Capital Amount as set forth on the Final Closing Statement is between $3,700,000 and $4,300,000. If the Working Capital Amount is below $3,700,000, the Buyer shall be compensated by the Seller on a dollar-for-dollar basis in an amount that is the difference between such amount and $3,700,000 by wire transfer of immediately available funds to an account designated by Buyer within five Business Days after the date of approval of the Final Closing Statement and the Purchase Price shall be reduced by such amount. If the Working Capital Amount is above $4,300,000, the Seller shall be compensated by the Buyer on a dollar-for-dollar basis for any amount in excess of $4,300,000 by wire transfer of immediately available funds to an account designated by Seller in writing within five Business Days after the date of approval of the Final Closing Statement and the Purchase Price shall be increased by such amount. (e) In addition to any adjustments to the Purchase Price as set forth above, the Purchase Price shall be adjusted on a dollar-for-dollar basis by the positive or negative amount equal to (i) the Estimated Closing Indebtedness Amount minus (ii) the Indebtedness Amount as set forth on the Final Closing Statement (the “Indebtedness Adjustment”). If the Indebtedness Adjustment is a negative amount, then the Purchase Price shall be reduced by the absolute value of the Indebtedness Adjustment, and Seller shall pay the amount of such decrease to Buyer by wire transfer of immediately available funds to an account designated by Buyer within five Business Days after the date of approval of the Final Closing Statement. If the Indebtedness Adjustment is a positive amount, the Purchase Price shall be increased by the Indebtedness Adjustment, and Buyer shall pay the amount of such increase to Seller by wire transfer of immediately available funds to an account designated by Seller in writing within five Business Days after the date of approval of the Final Closing Statement. (f) The amounts payable under this Section 2.6 with respect to the payments under subsection (d) above and the Indebtedness Adjustment may be offset against each other, as applicable. The parties agree that any amount paid pursuant to this Section 2.6 shall be deemed to be a decrease or an increase, as applicable, in the amount of the Purchase Price for all purposes. 2.7 Objections. (a) If Seller has any objections to the Closing Statement as prepared by Buyer, then Seller must, within 30 days after receipt thereof, give written notice (the “Notice”) to Buyer specifying in reasonable detail such objections. The Notice shall only include disagreements based on mathematical errors or based on the Working Capital Amount or the Indebtedness Amount not being calculated in accordance with the definitions contained in this Agreement. (b) With respect to any disputed amounts, Seller and Buyer shall negotiate in good faith during the 30-day period (the “Resolution Period”) after the date of Buyer’s receipt of the Notice to resolve any such disputes. 10

(c) If Seller and Buyer are unable to resolve all such disputes within the Resolution Period, then either party may submit the disputes to Grant Thornton (or such other firm as may be selected by mutual agreement between the Parties) (the “Accountant”), who shall be engaged by both parties to provide a final and conclusive resolution of all unresolved disputes within 30 days after such engagement or as soon thereafter as is reasonably practicable. If Grant Thornton is unable or unwilling to serve as the Accountant, the Accountant shall be an independent accounting firm, with no material relationship to any of the parties or their Affiliates, of national or regional reputation in the United States selected promptly by agreement of Seller and Buyer. (d) The Accountant shall act as an expert to determine only those issues identified in the Notice that remain in dispute applying the principles, policies and practices referred to in Section 2.5 and the definitions contained in this Agreement, and such determination shall be based solely on a review of the factual materials presented by Seller and Buyer, either on their own initiative or at the specific request of the Accountant, and the applicable provisions of this Agreement. The parties shall instruct the Accountant to not assign a value to any item in dispute greater than the greatest value for such item assigned by Buyer in the Closing Statement, on the one hand, or Seller in the Notice, on the other hand, or less than the smallest value for such item assigned by Buyer in the Closing Statement, on the one hand, or Seller in the Notice, on the other hand. 2.8 The determination of the Accountant shall be final, binding and conclusive on the parties, and the Closing Statement as adjusted by such determination shall be the Final Closing Statement. The fees and expenses of the Accountant shall be borne equally by each party. ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYER To induce Seller and Principals to enter into this Agreement, Buyer hereby represents and warrants to Seller and Principals that the statements contained in this Article III are true, correct and complete. 3.1 Organization and Standing. Buyer is a limited liability company duly organized, validly existing and in good standing under the Applicable Laws of the State of Delaware. 3.2 Corporate Power and Authority. Buyer has all requisite power and authority to enter into this Agreement and the Additional Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Additional Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and constitutes the legal, valid and binding obligation of Buyer enforceable against it in accordance with its terms. The Additional Documents to which Buyer is a party, when duly executed by Buyer, will constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. 3.3 Conflicts, Consents and Approvals. Neither the execution and delivery of this Agreement by Buyer nor the consummation of the transactions contemplated hereby will: (a) conflict with, or result in a breach of any provision of, the Organizational Documents of Buyer; (b) violate any decree, writ, judgment, decision, injunction or other order (whether temporary, preliminary or permanent) (an “Order”) or Applicable Laws applicable to Buyer or its properties or assets; or (c) require any action or consent or approval of, or review by, or registration or filing by Buyer with, any third party or Governmental Authority; except in the case of clauses (b) and (c) for any of the foregoing that would not, individually or 11 in the aggregate, have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby. 3.4 Sufficiency of Funds. Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to pay the Purchase Price and consummate the transactions contemplated by this Agreement. 3.5 Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the Business and the Purchased Assets, and acknowledges that it has been provided adequate access to personnel, properties, assets, premises, books and records, and other documents and data of Seller for such purpose. Buyer acknowledges and agrees that (a) in making its decision to enter into this Agreement and consummate the transaction contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of Seller set forth in Article IV of this Agreement (including related portions of the Disclosure Schedules); and (b) neither Seller nor any other Person has made any representation or warranty as to Seller, the Business, the Purchased Assets or this Agreement, except as expressly set forth in Article IV of this Agreement (including the related portions of the Disclosure Schedules). ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER AND PRINCIPALS To induce Buyer to enter into this Agreement, Seller and Principals hereby jointly and severally represent and warrant to Buyer that the statements contained in this Article IV are true, correct and complete. Such representations and warranties are subject to the qualifications and exceptions set forth in the disclosure schedule delivered by Seller to Buyer and dated the date hereof, which has been arranged in separately numbered sections corresponding to the sections of this Agreement (the “Disclosure Schedule”). 4.1 Organization and Standing. Seller is a limited liability company duly organized, validly existing and in good standing under the Applicable Laws of the State of Maryland with full power and authority to own, lease, use and operate its properties and to conduct the Business as and where now owned, leased, used, operated and conducted. Seller has heretofore furnished to Buyer a complete and correct copy of its Organizational Documents. 4.2 Subsidiaries. Seller does not have any Subsidiaries. 4.3 Power and Authority. Seller and Principals have all requisite power and authority to enter into this Agreement and the Additional Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Additional Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Seller. This Agreement has been duly executed and delivered by Seller and Principals and constitutes the legal, valid and binding obligation of Seller and Principals, enforceable against Seller and Principals in accordance with its terms. The Additional Documents to which Seller and/or a Principal is a party, when duly executed by Seller and/or such Principal, as the case may be, will constitute the legal, valid and binding obligations of Seller and/or such Principal, enforceable against Seller and/or such Principal in accordance with their respective terms. 4.4 Capitalization. Principals, indirectly through holding entities, collectively own, beneficially and of record, all of the issued and outstanding membership interests of Seller. 12

4.5 Conflicts, Consents and Approvals. Except as set forth in Section 4.5 of the Disclosure Schedule, neither the execution and delivery of this Agreement by Seller or Principals nor the consummation by them of the transactions contemplated hereby or by the Additional Documents will: (a) conflict with, or result in a breach of any provision of, the Organizational Documents of Seller or any of its Affiliates; (b) violate or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any Lien on any of the Purchased Assets under, any indenture, contract, agreement, Seller Permit or other instrument or obligation to which Seller or a Principal is a party; (c) violate any Order, Seller Permit or Applicable Laws relating to Seller, Principals, any of their respective Affiliates or their respective properties or assets; or (d) require any action or consent or approval of, or review by, or registration or filing or payment by Seller, Principals or any of their respective Affiliates with any third party or any Governmental Authority. 4.6 Absence of Certain Changes. Since December 31, 2018, Seller has operated the Business in the Ordinary Course of Business and there has not been any change, occurrence or event that has had a material adverse effect on the Business, the Purchased Assets or the operations, assets, properties, employees or sales personnel, customer base, prospects, rights or condition (financial or otherwise) of Seller relating to the Business (a “Material Adverse Effect”). Without limiting the foregoing, except as set forth on Section 4.6 of the Disclosure Schedule, since December 31, 2018, Seller has not: (a) directly or indirectly sold, transferred, leased, pledged, encumbered or otherwise disposed of any of the Purchased Assets, other than the sale of Inventory in the Ordinary Course of Business; (b) incurred, assumed, guaranteed or otherwise became liable for any Indebtedness Amount; (c) changed its method of doing business or changed any method or principle of accounting in a manner that is inconsistent with past practice; (d) written up, written down or written off the book value of any assets included in the Purchased Assets, except for amortization in accordance with GAAP; (e) modified, amended or terminated, or waived, released or assigned any material rights or claims with respect to, any Assumed Contract; (f) made any capital expenditure or investment in excess of $25,000, individually, or $50,000, in the aggregate; (g) managed working capital components in a fashion inconsistent with past practice, including (i) failing to make normal capital expenditures, repairs, improvements and dispositions and (ii) failing to conduct cash management customs and practices in the ordinary course of business consistent with past practice with respect to the collection of accounts receivable and payment of accounts payable; (h) made or changed any election, changed an annual accounting period, adopted or changed any accounting method, filed any amended Tax Return, entered into any closing agreement, settled any Tax claim or assessment relating to Seller, surrendered any right to claim a refund of Taxes, consented to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to Seller, or taken any other similar action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or 13 other action may have the effect of increasing the Tax liability of the Business for any period ending after the Closing Date or decreasing any Tax attribute of the Business existing on the Closing Date; (i) entered into, terminated, or made a material modification to any agreement or arrangement with any current or former employee, sales personnel, officer, manager, director, independent contractor or consultant of Seller relating to the Business or with respect to the compensation thereof; or (j) agreed in writing or otherwise to take any of the foregoing actions. 4.7 Financial Statements. Seller has furnished to Buyer the balance sheets of the Business as of December 31, 2018 and December 31, 2017 and the related statements of income and cash flows for the years then ended, including the related notes as reviewed by the Seller’s independent accounting firm (collectively, the “Annual Statements”). Seller has also furnished to Buyer the unaudited balance sheet of the Business as of June 30, 2019 (the “Latest Balance Sheet”), and the related statements of income and cash flows for the 6 month period then ended. The Annual Statements, and except as set forth on Section 4.7 of the Disclosure Schedule, the Latest Balance Sheet and the statements of income and cash flows related to the Latest Balance Sheet (i) have been prepared in conformity with GAAP (subject, in the case of the Latest Balance Sheet and the statements of income and cash flows related to the Latest Balance Sheet, to normal year-end adjustments with respect to inventory and discretionary bonuses, as well as other normal year-end adjustments that are not material and the absence of notes), which Seller has made available to Buyer and (ii) fairly present, in all material respects, the financial condition of the Business as of the dates stated and the related results of its operations and changes in cash flows for the periods then ended. 4.8 Taxes. (a) Seller has duly filed all Tax Returns that it was required to have filed prior to the Closing Date. All of such Tax Returns filed are true, correct and complete. All Taxes due and owing by Seller as of the Closing Date have been paid. (b) No Tax audits or administrative or judicial Tax Actions are pending or being conducted that would affect the Purchased Assets or the Business. There are no pending requests for waivers of the time to assess any Tax. Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. No claim or indication has ever been made by a Governmental Authority in a jurisdiction where Seller does not file Tax Returns that Seller is or may be subject to Tax by that jurisdiction. (c) Except as set forth on Section 4.8(c) of the Disclosure Schedule, Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, member, director, manager, agent, representative, attorney-in-fact or other third party. (d) There is no property or obligation of Seller relating to the Business, including uncashed checks to vendors, customers, or employees, non-refunded overpayments, or unclaimed amounts, including, but not limited to, charge-backs to vendors and any other amount that is, or may become, escheatable or reportable as unclaimed property to any state or municipality under any applicable escheatment, unclaimed property or similar laws. 14

4.9 Compliance with Law, Permits and Ethical Practices. (a) Seller is in compliance in all material respects with, and has at all times during the past three (3) years been in compliance in all material respects with, all applicable laws, statutes, orders, rules, regulations, policies or guidelines of, or Orders entered by, any Governmental Authority (collectively, “Applicable Laws”) relating to Seller, the Business or the Purchased Assets (including (i) compliance with Applicable Laws relating to pollution, occupational safety or protection of human health and the environment and (ii) maintenance of and compliance with all licenses, permits and authorizations necessary to operate the Business). Seller has made available to Buyer copies of all material written correspondence during the past three (3) years from and to all Governmental Authorities and inspectors. (b) Seller is not subject to any enforcement, regulatory or administrative proceedings by any Governmental Authority and, to the Knowledge of Seller, no such proceedings have been threatened. Seller has not received any written communication of any Action pending or, to the Knowledge of Seller, threatened, alleging that it is not in compliance with any and all Applicable Laws. To the Knowledge of Seller, (x) Seller is not under an investigation by any Governmental Authority with respect to the violation of any Applicable Laws or Seller Permit and (y) neither Seller nor any employee or contractor of Seller is or has been the subject of any similar pending or threatened Action described in Section 4.9(b)(ii). (c) Seller is in possession of all Seller Permits. Section 4.9(c) of the Disclosure Schedule sets forth a true and complete list of all material Seller Permits. The Seller Permits are in full force and effect, and Seller is not and has not been since the date of issuance of the Seller Permits in default or violation of any such Seller Permit and there is no Action pending or, to the Knowledge of Seller, threatened regarding any of the Seller Permits. To the Knowledge of Seller, all applications required to have been filed for the renewal of such Seller Permits have been duly filed with the appropriate Governmental Authority, and all other filings required to have been made with respect to such Seller Permits and Applicable Laws have been duly made on a timely basis with the appropriate Governmental Authority. (d) Neither Seller nor any of its directors, officers, employees, managers, consultants, owners, agents or sales representatives acting for, or on behalf of, Seller, directly or indirectly, have offered or given, and, to the Knowledge of Seller, no other Person acting for, or on behalf of, Seller has offered or given on its behalf, anything of value to: (i) any official of a Governmental Authority, any political party or official thereof, or any candidate for political office; (ii) any customer or member of any Governmental Authority; or (iii) any other Person, in any such case while knowing or having reason to know that all or a portion of such money or thing of value may be offered, given or promised, directly or indirectly, to any customer, political party or official thereof, official or member of any Governmental Authority, candidate for political office or any other Person that is prohibited under the U.S. Foreign Corrupt Practices Act or any other Applicable Laws regarding illegal payments and gratuities for the purpose of the following: (A) influencing any action or decision of such Person, in such Person’s official capacity, including a decision to fail to perform such Person’s official function; (B) inducing such Person to use such Person’s influence with any Governmental Authority to affect or influence any act or decision of such Governmental Authority to assist Seller in obtaining or retaining business for, or with, or directing business to, any Person; or (C) where such payment would constitute a bribe, illegal kickback or other improper payment to assist Seller in obtaining or retaining business for, or with, or directing business to, any Person. 15

4.10 Proprietary Rights. (a) Section 4.10(a) of the Disclosure Schedule lists all Seller Proprietary Rights that are (i) Registered Proprietary Rights or (ii) otherwise material to the Business. Except as set forth on Section 4.10(a) of the Disclosure Schedule, Seller does not own any Registered Proprietary Rights used in the Business. Seller is the exclusive owner of all worldwide right, title, and interest in and to each of the Seller Proprietary Rights owned by or purported to be owned by Seller, free and clear of all Liens, except for the Liens set forth on Section 4.10(a) of the Disclosure Schedule, which will be terminated at the Closing. To the Knowledge of Seller, none of the Seller Proprietary Rights are being infringed by any Person. The use, exploitation and distribution by Seller of any Seller Proprietary Rights, the operation of the Business and distribution, marketing and sale of any products and services by Seller in connection with the Business do not violate any license or infringe or are alleged to infringe any Proprietary Rights of any third party, violate the rights of any Person (including rights to privacy or publicity) or constitute unfair competition or trade practices under Applicable Laws. (b) Seller has taken all reasonable and customary precautions to protect the proprietary nature of each item of owned Seller Proprietary Rights, and to maintain in confidence all Trade Secrets. Each item of Registered Proprietary Rights has been properly filed and maintained (including payment of filing, examination and maintenance fees and proofs of use) and is valid, subsisting and in full force and effect and not subject to any pending cancellation, opposition or reexamination proceeding. (c) Seller is not a party to any Contract or subject to any other obligation that, (i) following the date of this Agreement, would prevent Buyer or its Affiliates from using the Data or (ii) prevent the transfer of the Data to Buyer. Seller has not received any claims or controversies regarding the use of any Data. Seller has taken commercially reasonable steps (including any legally or contractually required measures) to protect the integrity and security of its software, databases, systems, networks and all proprietary information and Data stored or contained therein or transmitted thereby from unauthorized or improper access, modification, transmittal or use. (d) Seller has a sufficient license to use all software of third parties that is used in the conduct of the Business and following Closing Buyer will have the right to use any software owned, licensed or otherwise used by Seller in connection with the Business. 4.11 Title to Purchased Assets; Sufficiency; Condition. Except for the Liens set forth on Section 4.11 of the Disclosure Schedule, which will be terminated at the Closing, Seller has good, valid and indefeasible title to, or a valid leasehold interest in, all of the Purchased Assets, free and clear of all Liens. The Purchased Assets constitute all of the assets and property (including tangible and intangible) necessary to conduct the Business consistent with past practice. The tangible assets included in the Purchased Assets are, except for ordinary wear and tear, in good condition and repair and are usable by the Business in the Ordinary Course of Business. 4.12 Undisclosed Liabilities. Except as disclosed on the Latest Balance Sheet or incurred in the Ordinary Course of Business subsequent to the date thereof and except as set forth on Section 4.12 of the Disclosure Schedule, Seller does not have any material liabilities or obligations of any nature, whether matured or unmatured, liquidated or unliquidated, fixed or contingent, relating to the Business. 4.13 Litigation. There is no suit, claim, action, investigation or proceeding (each, an “Action”) pending or, to the Knowledge of Seller, threatened or being investigated, with respect to Seller or any of its officers, managers or directors in connection with the operation of the Business or that otherwise relates to or may affect the Business or the Purchased Assets (including Actions under any 16 warranty or guaranty). There has not been during the past three (3) years any Action with respect to Seller or any of its officers, managers or directors in connection with the operation of the Business or that otherwise relates to the Business or the Purchased Assets (including Actions under any warranty or guaranty). Seller is not subject to any outstanding Order that, individually or in the aggregate, has had or, insofar as can be reasonably foreseen, could have an adverse effect on the Business. There is no Action pending or, to the Knowledge of Seller, threatened relating to the transactions contemplated hereby or by the Additional Documents. Neither Seller nor any Principal is subject to any outstanding Order relating to the transactions contemplated hereby or by the Additional Documents. 4.14 Brokerage and Finder’s Fees. Except as set forth on Section 4.14 of the Disclosure Schedule, none of Seller, any Principal or, to the Knowledge of Seller, any director, officer, manager, employee or Affiliate of Seller, has incurred or will incur on behalf of Seller or any Principal, any brokerage, finder’s or similar fee in connection with the transactions contemplated hereby. 4.15 Employee Benefit Matters. (a) Section 4.15(a) of the Disclosure Schedule lists all material Plans sponsored, maintained or contributed to, or required to be contributed to, by Seller or any of its ERISA Affiliates with respect to current and former employees of the Business and dependents or beneficiaries thereof. Seller and its ERISA Affiliates have complied and are now in compliance with all provisions of ERISA, the Code and other Applicable Laws applicable to the Plans covering current and former employees of the Business and dependents or beneficiaries thereof, including the timely filing of all reports required by ERISA, the Code and other Applicable Laws, and the timely giving of any notices required to be given to participants in any Plan under ERISA, the Code and other Applicable Laws. Each Plan has been established, funded and operated in compliance with its terms and in accordance with all Applicable Laws and each such Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code (a “Qualified Plan”) has received a favorable determination letter as to its qualification from the IRS and nothing has occurred, whether by action or inaction, that would reasonably be expected to cause the loss of such qualification. There is not now, and there are no existing, circumstances that could give rise to, any requirement for the posting of security with respect to a Plan or the imposition of any Lien on the Purchased Assets under ERISA, the Code, or other Applicable Laws or the terms of any Plan. No Plan is subject to Title IV or Section 302 of ERISA. No Plan is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”), nor has Seller or any of its ERISA Affiliates, at any time, sponsored, maintained, contributed to or been obligated to contribute to or had any actual or contingent liability with respect to any employee benefit plan subject to Title IV or Section 302 of ERISA, any Multiemployer Plan or Multiple Employer Plan. (b) Except as disclosed in Section 4.15(b) of the Disclosure Schedule, there does not now exist, and there are no existing, circumstances that could result in, any Controlled Group Liability that would be a liability of Buyer following the Closing. Without limiting the generality of the foregoing, neither Seller nor any of its ERISA Affiliates has engaged in any transaction described in Section 4069 of ERISA or any transaction that constitutes a withdrawal under Section 4201 et seq. of ERISA. (c) There are no Actions pending or, to the Knowledge of Seller, threatened (other than claims for benefits in the Ordinary Course of Business), which have been asserted or instituted against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans which could reasonably be expected to result in any material liability of Seller or the Business. 17

(e) Except to the extent required by Applicable Law (e.g. Section 4980B of the Code), nothing contained in any of the Plans will obligate Buyer to provide any benefits to current or former employees of the Business or dependents or beneficiaries thereof, or to make any contributions to any Plans from and after the Closing. 4.16 Officers, Employees and Compensation. Section 4.16 of the Disclosure Schedule lists and describes the date of hire and the salary, allowances, bonuses, commissions and other earnings and compensation for the employees, independent contractors, officers and managers employed or engaged by Seller in connection with the Business. Except as disclosed in Sections 4.15(a) and 4.16 of the Disclosure Schedule, there are no other forms of compensation paid or payable to any employee, independent contractor, manager or officer of Seller in connection with the Business. Except as set forth on Section 4.8(c) of the Disclosure Schedule, Seller is, and at all times during the three (3) years preceding the Closing Date has been, in compliance in all material respects with all Applicable Laws relating to the employment of labor, including provisions thereof relating to wages and hours, leaves of absence, worker classification, equal opportunity, affirmative action, collective bargaining, workplace safety, immigration, layoffs, and payment of social security and other Taxes. There are no Actions pending or, to the Knowledge of Seller, threatened against Seller with respect to or by any current or former employee, consultant or independent contractor of Seller. 4.17 Contracts. Section 4.17 of the Disclosure Schedule lists all current written or oral contracts, agreements, arrangements, understandings, purchase and sale orders, guarantees, leases and executory commitments, including any oral or written modifications thereof (each a “Contract”), to which Seller is a party relating to the Business. All Assumed Contracts are valid and binding obligations of Seller and, to the Knowledge of Seller, are valid and binding obligations of each other party thereto enforceable in accordance with their terms. Except as set forth on Section 4.17 of the Disclosure Schedule, neither Seller nor, to the Knowledge of Seller, any other party thereto is in violation in any material respect of, nor, to the Knowledge of Seller, has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default under or permit the termination of, any Assumed Contract. Seller has not given or received from any other Person any written notice or, to the Knowledge of Seller, other oral communication regarding any actual, alleged, possible or potential breach or any intended termination of any Assumed Contract. There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any amounts paid by or payable to Seller under the Assumed Contracts with any Person having the contractual or statutory right to demand or require such renegotiation, and no such Person has made a demand (whether oral or written) for such renegotiation. 4.18 Accounts Receivable; Inventories. (a) All Accounts Receivable reflected on the balance sheet included in the Annual Statements, the Latest Balance Sheet or on the books and records of Seller as of the Closing represent (or will represent) valid obligations arising from sales actually made or services actually performed and have arisen in the Ordinary Course of Business. All Accounts Receivable outstanding as of the Closing will be collected in full within 120 days of the Closing. There is no contest, claim, defense or right of setoff under any Contract with any account debtor of Accounts Receivable relating to the amount of or validity of such Accounts Receivable. Section 4.18(a) of the Disclosure Schedule contains a complete and accurate list as of the date of this Agreement of all Accounts Receivable that are included in the Purchased Assets, which disclosure schedule also sets forth the aging of such Accounts Receivable as of the date hereof. (b) The Inventory reflected on the balance sheet included in the Annual Statements and on the Latest Balance Sheet has been valued in accordance with GAAP. Physical adjustments to Inventory since the date of the balance sheet included in the Annual Statements have been correctly 18 recorded in the Seller’s inventory management system in the Ordinary Course of Business, with year-end adjustments to be recorded in the Seller’s financial statements in the Ordinary Course of Business with all other year-end adjustments. The Inventory (i) is carried at an amount not in excess of the lower of cost or net realizable value on a first in, first out basis, and (ii) does not include any inventory that is obsolete, surplus or not usable or saleable in the Ordinary Course of Business, except with respect to such Inventory set forth on Section 4.18(b) of the Disclosure Schedule. The Inventory consists of items of quality and quantity that are adequate for the conduct of the Business and inventory levels are not in excess of normal operating requirements of Seller. 4.19 Labor Matters. Except as set forth on Section 4.19 of the Disclosure Schedule, Seller does not have any labor contracts, collective bargaining agreements or employment or consulting agreements with any Persons employed in or otherwise relating to the Business. No Person employed by Seller or any Affiliate relating to the Business is represented by a labor union in connection with such Person’s employment with Seller or any Affiliate. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of Seller, threatened against Seller relating to the Business, and Seller has not experienced any labor strike, dispute, slowdown or stoppage or other labor difficulty relating to the Business involving its employees. 4.20 Operation of Business; Relationships. Section 4.20 of the Disclosure Schedule sets forth a complete and accurate list of the top twenty suppliers of goods or services to the Business based on the aggregate amount paid to such suppliers during the twenty four-month period ended June 30, 2019 (each, a “Major Supplier”), together with the amount paid during such period. Section 4.20 of the Disclosure Schedule also sets forth a list of the top twenty customers of the Business based on the aggregate amount paid to Seller during the twenty four-month period ended June 30, 2019 (each, a “Major Customer”), together with the amount paid during such period. Except as set forth on Section 4.20 of the Disclosure Schedule, no Major Supplier or Major Customer has terminated its business relations with the Business. Seller is not engaged in any dispute with any Major Supplier or Major Customer. The relationships of the Business and Seller with the customers, suppliers and subcontractors of the Business are satisfactory, and, to the Knowledge of Seller, the execution of this Agreement, and the consummation of the transactions contemplated hereby and by the Additional Documents, will not materially adversely affect the relationships of the Business or Seller with such customers, suppliers or subcontractors. No Major Supplier or Major Customer is an Affiliate of Seller or any Principal. 4.21 Insurance. The assets, properties and operations of Seller relating to the Business are and have been insured under commercially reasonable property, commercial general liability, product liability and other insurance policies in amounts which are customary, adequate and suitable in relation to the Business and the assets and liabilities relating thereto. 4.22 Affiliate Transactions. Except as disclosed in Section 4.22 of the Disclosure Schedule, (a) there are and have been no liabilities or obligations between Seller, on the one hand, and either Principal or any Affiliate of Seller or either Principal, on the other, relating to the Business, (b) neither either Principal nor any officer, manager, director or Affiliate of Seller or either Principal has any direct or indirect interest in any Assumed Contract, (c) neither either Principal nor any Affiliate of Seller or either Principal provides any assets or services to the Business, and (d) Seller does not with respect to the Business provide any assets or services to either Principal or any Affiliate of Seller or either Principal. No owner, member, officer, manager, director or employee of Seller or any Affiliate of Seller or either Principal owns, directly or indirectly, any interest in any Person that is a supplier, customer or competitor of Seller relating to the Business. For purposes of this Section 4.22, an “Affiliate” of a person shall include, but not be limited to, any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of that person. 19

4.23 Real Property. (a) Seller does not own any real property. (b) Section 4.23 of the Disclosure Schedule lists, with the common address, all real property leased, subleased, licensed to or otherwise used or occupied by Seller (the “Leased Real Property”) and sets forth a true and complete list of all leases for each such Leased Real Property. The Leased Real Property constitutes all of the real property used for the conduct of the Business as currently conducted. Seller has made available to the Buyer true and complete copies of the leases set forth on Section 4.23 of the Disclosure Schedule. With respect to each lease set forth on Section 4.23 of the Disclosure Schedule, Seller has not subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof. To the Knowledge of Seller, no portion of the Leased Real Property is subject to any pending or threatened condemnation or eminent domain proceeding. 4.24 Environmental and Safety Matters. (a) Except as set forth in Section 4.24(a) of the Disclosure Schedule, Seller has not received any written notice or report regarding any actual or alleged violation of or liabilities or potential liabilities under any Applicable Law relating to environmental or public or worker health and safety matters. (b) Seller has not released any hazardous or toxic substance, or, to the Knowledge of Seller, owned or operated any facility or property contaminated by any hazardous or toxic substance and to the Knowledge of Seller none of the Leased Real Property is contaminated by any hazardous or toxic substance, in each case, so as to give rise to material liabilities pursuant to Applicable Law. (c) Seller has not provided an indemnity with respect to any material liability of any other Person concerning environmental or public or worker health and safety matters. (d) Seller has made available to the Buyer all material environmental audits and environmental assessments prepared by or on behalf of Seller in the past three (3) years relating to the Business and the Leased Real Property that are in Seller’s possession. 4.25 Product Warranty and Liability. No product or service sold by Seller is subject to any other guaranty, warranty or other indemnity beyond the applicable terms and conditions of sale that have been provided to Buyer for each such customer. There are no Actions pending or, to the Knowledge of Seller, threatened or being investigated with respect to Seller arising out of (i) any injury to any Person or property as a result of the ownership, possession or use of any product or service sold by Seller prior to the Closing or (ii) any defects or deficiencies in any product or service sold by Seller prior to the Closing. 4.26 Disclosure. Any information furnished to Buyer by Seller or Principals in this Agreement or the Disclosure Schedule hereto is true, correct and complete in all material respects. In addition, no representation or warranty of Seller or Principals in this Agreement or the Disclosure Schedule hereto omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. 20

ARTICLE V COVENANTS OF THE PARTIES 5.1 Mutual Covenants. The parties hereto agree as follows with respect to the period from and after the execution of this Agreement: (a) General. Each of the parties shall use all reasonable efforts to take all action and to do all things necessary, proper or advisable to consummate the transactions contemplated hereby. (b) Other Governmental Matters. Each of the parties shall use all reasonable efforts to take any additional action that may be necessary, proper or advisable in connection with any notices to, filings with, and authorizations, consents and approvals of any Governmental Authority that it may be required to give, make or obtain. (c) Confidentiality. Seller and Buyer are parties to a confidentiality and non- disclosure agreement dated February 26, 2019, which remains in full force and effect. Upon Closing, Buyer will have no further confidentiality obligations thereunder with respect to confidential information relating to the Business or the Purchased Assets. Seller and Principals agree that they will keep confidential and not disclose, except to their representatives for the purpose of consummating the transactions contemplated by this Agreement or as required by Applicable Laws, any information relating to the Business or any information received from Buyer or its Subsidiaries or Affiliates. (d) Further Assurances. Seller and Principals from time to time after the Closing, at Buyer’s request, shall execute and deliver to Buyer such other instruments of conveyance and transfer and shall take such other actions and execute and deliver such other documents, certifications and further assurances as Buyer may reasonably request in order to vest in Buyer any of the Purchased Assets. Each party hereto will cooperate with the other party and execute and deliver to the other party such other instruments and documents and take such other actions as may be reasonably requested from time to time by the other party as necessary to carry out, evidence and confirm the intended purposes of this Agreement. In addition to the foregoing, Seller appoints Buyer, effective as of the Closing, the attorney of Seller with full power of substitution, in the name of Buyer or the name of Seller, on behalf of and for the benefit of Buyer, to collect all Accounts Receivable and other items hereby transferred and assigned to Buyer, to endorse, without recourse, all checks in the name of Seller the proceeds of which Buyer is entitled to hereunder and to prosecute, in the name of Seller, all proceedings which Buyer may deem proper to enforce any claim of any kind in or to the Purchased Assets. Seller agrees that the foregoing powers are coupled with an interest, shall be irrevocable, and shall not be affected by the dissolution of Seller or for any other reason. Seller further agrees that Buyer shall retain for its own account any amounts collected pursuant to the foregoing powers, and Seller shall promptly pay or transfer to Buyer, if and when received, any amounts which shall be received by Seller after the Closing in respect of any Accounts Receivable or other Purchased Assets or rights hereby transferred to Buyer or otherwise in respect of the operation of the Business by Buyer after Closing. 5.2 Covenants of Seller and Principals. (a) Non-competition. (i) Seller and Principals (each, a “Restricted Party” and collectively, the “Restricted Parties”) acknowledge that a substantial portion of the consideration given by Buyer pursuant to this Agreement is attributable to the goodwill, trade secrets and confidential information of the Business and that their direct or indirect competition with the Business after 21 the Closing would have a material adverse effect on such goodwill, trade secrets and confidential information. Each Restricted Party shall not, at any time during the Restricted Period, without the prior written consent of Buyer, directly or indirectly, contact for employment, solicit, recruit, retain or employ (whether as an employee, officer, manager, director, agent, consultant or independent contractor) any Person who was or is at any time during the previous 12 months an employee, agent, independent contractor, representative, officer or manager of the Business. Further, during the Restricted Period, each Restricted Party shall not take any action that is intended to cause any such Person to cease their relationship with the Business for any reason. The “Restricted Period” means the period commencing on the Closing Date and ending on the date that is five years after the Closing Date. (ii) During the Restricted Period, each Restricted Party shall not (either directly or indirectly or as an officer, manager, agent, employee, partner or director of any other Person) solicit, service, or accept, directly or indirectly, the business of (i) any current or former customer of the Business, or (ii) any potential customer of the Business which the Restricted Party knew to be an identified, prospective purchaser of services or products of the Business, for the purpose of offering, marketing, selling or otherwise providing products and/or services that are the same as, similar to or competitive with those offered, marketed, sold and/or otherwise provided by, or in the process of being developed by, the Business (“Competitive Products and Services”). (iii) During the Restricted Period, each Restricted Party shall not, directly or indirectly, (i) offer, market, sell or provide any Competitive Products and Services or (ii) invest in or hold equity or investments in (other than in a publicly traded company with a maximum investment of no more than 2% of the outstanding securities), counsel, advise, consult or be otherwise engaged or employed by, any Person (other than Buyer or its Affiliates) that offers, markets, sells or provides any Competitive Products and Services. (iv) Each Restricted Party shall hold in a fiduciary capacity for the benefit of the Business and Buyer and all of its parents, subsidiaries, partnerships, joint ventures, limited liability companies, and other Affiliates (collectively, the “Buyer Group”), all secret or confidential information, knowledge or data relating to the Business (including any proprietary and not publicly available information concerning any processes, methods, Trade Secrets, research, secret data, costs, names of users or purchasers of their respective products or services, business methods, operating procedures or programs or methods of promotion and sale) that is not public knowledge (other than as a result of the Restricted Party’s violation of this Section 5.2(a)(iv)) (“Confidential Information”). For the purposes of this Section 5.2(a)(iv), information shall not be deemed to be publicly available merely because it is embraced by general disclosures or because individual features or combinations thereof are publicly available. Each Restricted Party shall not communicate, divulge or disseminate Confidential Information at any time, except with the prior written consent of Buyer or as otherwise required by Applicable Laws or Orders. All records, files, memoranda, reports, customer lists, drawings, plans, documents and the like related to the Business that each Restricted Party used, prepared or came into contact with on or prior to the Closing Date shall remain the sole property of the Business and/or the Buyer Group, as applicable, and shall be turned over to Buyer. Notwithstanding the foregoing, for purposes of this Agreement, information shall not be deemed Confidential Information if it is generally available to and known by the public through no fault of the Seller or Principals. If Seller or any Principal is compelled to disclose any information by judicial or administrative process or by other legal requirements, such Seller or Principal shall promptly notify the Buyer in writing and shall disclose only that portion of such information which such Seller or Principal is advised by its counsel in writing as legally required to be disclosed, provided that such Seller or Principal, if 22 requested by Buyer, at the sole cost and expenses of Buyer, shall use reasonable efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information. (v) The Restricted Parties acknowledge and agree that: (A) the purpose of the foregoing covenants is to protect the goodwill, Trade Secrets and Confidential Information of the Business; (B) because of the nature of the Business and because of the nature of the Confidential Information to which each Restricted Party has access, Buyer and the Business may suffer irreparable harm and it would be impractical and excessively difficult to determine the actual damages of Buyer and the Business in the event a Restricted Party breached any of the covenants of this Section 5.2(a); and (C) remedies at law (such as monetary damages) for any breach of a Restricted Party’s obligations under this Section 5.2(a) would be inadequate. (vi) The terms of this Section 5.2(a) are severable. Therefore, with respect to any provision of this Agreement finally determined by a court of competent jurisdiction to be unenforceable, the Restricted Parties and Buyer hereby agree that such court shall have jurisdiction to reform this Section 5.2(a) so that it is enforceable to the maximum extent permitted by Applicable Laws, and the parties agree to abide by such determination of such court. If any of the covenants of this Section 5.2(a) are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish Buyer’s right to enforce any such covenant in any other jurisdiction. (vii) The Restricted Parties agree that the duration of the non-competition and non-solicitation obligations under this Section 5.2(a) shall be extended by the period of time in which any Restricted Party is in breach of those obligations. (b) Tax Matters. (i) The parties agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Business and the Purchased Assets (including access to books and records) as is reasonably necessary for the filing of all Tax Returns, the making of any election relating to Taxes, the preparation for any audit by any Taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax. (ii) All excise, sales, use, value added, registration, stamp, recording, documentary, conveyancing, franchise, property, transfer, gains and similar Taxes, levies, charges and fees (collectively, “Transfer Taxes”) incurred in connection with the transactions contemplated by this Agreement shall be borne equally by Seller and Buyer. Seller, Principals and Buyer shall cooperate in providing each other with any appropriate manufacturing, research and development, and resale exemption certifications and other similar documentation. If Buyer fails to provide Seller with any appropriate exemption certificates, the Buyer will be solely responsible for any Transfer Taxes due as a result of failing to provide an appropriate exemption certificate. The party that is required by Applicable Laws to make the filings, reports, or returns with respect to any applicable Transfer Taxes shall do so, and the other party shall cooperate with respect thereto as necessary. Notwithstanding the preceding sentence, Buyer will be solely responsible for filing the required Maryland Bulk Sale Tax Return with the Comptroller of Maryland and remitting with the return any tax owed; provided that, Seller shall immediately upon request from Buyer, remit to Buyer one-half of any such taxes owed. Buyer shall provide Seller with satisfactory proof that the required Maryland Bulk Sale Tax Return has been timely filed with the Comptroller of Maryland. 23

(iii) Any agreement between Seller and any Affiliate regarding allocation or payment of Taxes or amounts in lieu of Taxes shall be deemed terminated as of the Closing. (c) [INTENTIONALLY OMITTED]. (d) [INTENTIONALLY OMITTED]. (e) [INTENTIONALLY OMITTED]. (f) Insurance. Effective as of the Closing Date, Seller shall maintain or cause to be maintained insurance for the benefit of Seller and Seller’s officers and directors and with respect to Seller’s pre-closing operations (including product liability insurance and general liability and professional liability insurance and umbrella or excess coverage) with coverage and limits consistent with insurance in effect on the Closing Date and reasonably acceptable to Buyer. Such insurance shall be maintained for a period of five years following the Closing Date unless the Buyer requests, in writing, the Seller to terminate such insurance. (g) Change in Name. Following the Closing, at the written request of Buyer, Seller shall file the applicable filings in a form reasonably satisfactory to Buyer to change its name to a name that does not include “First Source Electronics” or variants thereof. (h) Website. The Seller shall cause Seller’s website of the Business as of the Closing Date to include a link to a website designated by Buyer within 90 days of the Closing Date. (i) Consulting Restrictions. Following the Closing, neither the Seller nor either of the Principals shall contract with or enter into any arrangement with any person set forth on Disclosure Schedule 5.3(a)(i) with respect to services related to Buyer’s and its affiliates’ businesses, including the Business. 5.3 Employee Matters. (a) Buyer shall, or shall cause an Affiliate of Buyer to, offer employment effective on the Closing, to all employees of Seller, as set forth in Disclosure Schedule 4.16, to the exclusion of any such employees as set forth in Disclosure Schedule 5.3(a)(i), who worked for the Business immediately prior to the Closing, including employees who are absent due to vacation, family leave, short-term disability or other approved leave of absence (all such absent employees are listed in Disclosure Schedule 5.3(a)(ii) (the employees who accept such employment and commence employment on the day following the Closing Date, the “Transferred Employees”) with (i) base salary or hourly wages which are no less than the base salary or hourly wages set forth on Section 4.16 of the Disclosure Schedule, with such base salary or hourly wages to be maintained for at least the twelve (12) month period following the Closing Date as long as such Transferred Employees remain employees of Buyer as determined in the sole discretion of Buyer and (ii) bonus opportunities that are commensurate with those offered to similarly- situated employees of Buyer, pro-rated for 2019 based on the Closing Date. Notwithstanding the foregoing, the Transferred Employees shall remain employees at will and have no rights to continuous employment for any period of time. (b) Effective as of the Closing, the Transferred Employees shall cease active participation in the Seller Plans. Seller shall remain liable for all eligible claims for benefits under the Seller Plans that are incurred by the Employees prior to the Closing. 24

(c) Except with respect to Assumed Liabilities, Seller shall be solely responsible, and Buyer shall have no obligations whatsoever for, any compensation, employee benefits or other amounts payable to any current or former employee, officer, manager, director, independent contractor or consultant of the Business, including, without limitation, hourly pay, commission, bonus or other incentive compensation, salary, accrued vacation, paid time off, fringe, health plan continuation coverage, pension or profit sharing benefits or severance pay for any period relating to the service with Seller at any time on or prior to the Closing Date or which becomes payable as a result of the consummation of the transactions contemplated by this Agreement and Seller shall pay all such amounts to all entitled persons on or prior to the Closing Date. (d) This Section 5.3 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 5.3, express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 5.3. Nothing contained herein, express or implied, shall be construed to establish, amend or modify any benefit plan, program agreement or arrangement. The parties hereto acknowledge and agree that the terms set forth in this Section 5.3 shall not create any right in any Transferred Employee or any other Person to any continued employment with Buyer or any of its Affiliates or compensation or benefits of any nature or kind whatsoever. 5.4 Tail Policy. At or prior to the Closing, Seller shall purchase and pay for a three (3) year tail policy under each existing claims-made insurance policy of Seller providing that such coverage under such policy shall extend for a period of three (3) years from the Closing for any claims arising from events which occurred prior to the Closing. 5.5 Public Announcements. Unless otherwise required by applicable Law, no party to this Agreement shall make any initial public announcements in respect of this Agreement or the transaction contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and consents of any such initial public announcement. 5.6 Guarantor’s Guarantee. The Guarantor absolutely, unconditionally and irrevocably guarantees, for the benefit of Seller and Principals, Buyer’s obligations under Articles II, V and VIII of this Agreement and Buyer’s obligations with respect to the Retention Bonus (as defined and set forth in the Offer Letters), if, when and to the limited extent that Buyer has defaulted on any of such obligations. Principals shall provide to the Guarantor (i) notice of the extent to which Buyer has defaulted under such obligations and (ii) a demand for payment by the Guarantor, less the amount in respect thereof that Buyer has paid to Seller or Principals with respect to such obligations through and including the date of such demand. The Guarantor shall, within 30 days of receipt of demand for payment from Principals, pay such remaining amount by wire transfer of immediately available funds to an account or accounts designated by Principals. The Guarantor reserves the right to assert defenses that Buyer may have to payment or performance of any obligations guaranteed hereunder. The Guarantor hereby represents and warrants to Seller and Principals as follows: (a) Authority; Execution and Delivery; Enforceability. The Guarantor has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Guarantor of this Agreement has been duly authorized by all requisite action and no other proceeding on the part of the Guarantor is required to authorize the execution and delivery of this Agreement or the performance of any of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Guarantor, and (assuming due execution and delivery by the other 25 parties hereto) this Agreement constitutes a valid and binding obligation of the Guarantor, enforceable in accordance with its terms. (b) No Conflicts. The execution and delivery by the Guarantor of this Agreement does not, and the consummation of the transactions contemplated hereby and the Guarantor’s compliance with the terms hereof will not, conflict with, breach or violate or result in any material violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in any, termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Guarantor under, any provision of (i) contract material to the ability of the Guarantor to consummate the transactions contemplated hereby or any other contract to which the Guarantor is a party or by which any of its properties or assets is bound or (ii) any judgment or Applicable Law applicable to the Guarantor or its properties or assets 5.7 Accounts Receivable. Seller, Principals and Buyer hereby agree, that if any of the Accounts Receivable of the Seller included in Purchased Assets are not collected within 120 days of Closing and Buyer is indemnified by Seller and Principals for such uncollected Accounts Receivable pursuant to Article VIII below, then if such Accounts Receivable are subsequently collected by the Buyer following the Closing (“Collected AR”), such Collected AR shall be remitted to Seller in full within 15 Business Days following receipt of such Collected AR. Buyer shall provide Seller and Principals reasonable access to the necessary books and records to confirm the status of such Accounts Receivable. ARTICLE VI [INTENTIONALLY OMITTED] ARTICLE VII [INTENTIONALLY OMITTED] ARTICLE VIII INDEMNIFICATION 8.1 Survival of Representations, Warranties and Agreements. Subject to the limitations set forth in Section 8.3 below, all representations, warranties, covenants and agreements of Buyer, Seller and Principals in this Agreement and in any other agreements, documents or certificates executed or delivered by Buyer, Seller or Principals pursuant to this Agreement (the “Additional Documents”) shall survive the execution, delivery and performance of this Agreement and the Additional Documents. This Section 8.1 shall not limit any covenant or agreement of the parties hereto that by its terms contemplates performance after the Closing Date. 8.2 Indemnification. (a) Subject to the limitations set forth in Section 8.3, Seller and Principals shall, jointly and severally, indemnify and hold harmless Buyer and its Affiliates, Subsidiaries, officers, directors, agents, employees, successors and representatives (each, a “Buyer Indemnified Party”) from and against any and all losses, liabilities, damages, demands, lost profits, claims, suits, actions, judgments or causes of action, costs and expenses (including interest, penalties, court costs, attorneys’ fees, any and all expenses incurred in investigating, preparing or defending against any claim, commenced or threatened), and any and all amounts paid in settlement of any claim (collectively, “Damages”), asserted against, incurred or suffered by any Buyer Indemnified Party, directly or indirectly, as a result of or 26 arising from any of the following (individually an “Indemnifiable Claim” and collectively “Indemnifiable Claims” when used in the context of a Buyer Indemnified Party as the Indemnified Party): (i) any inaccuracy in or breach of any of the representations or warranties made by Seller and Principals in this Agreement or the Additional Documents; provided, however, that if any such representation or warranty is qualified in any respect by materiality, Material Adverse Effect or in all material respects or a variation thereof, for purposes of this clause (i) (and for purposes of calculated Damages) such materiality, Material Adverse Effect or in all material respects qualification or variation thereof will in all respect be ignored; (ii) any breach or non-performance of any covenant, agreement or obligation to be performed by Seller or Principals pursuant to this Agreement or the Additional Documents; (iii) the Indebtedness Amount as of the Closing Date; (iv) any Excluded Asset or any Excluded Liability; or (v) any of the matters described in Section 8.2(a) of the Disclosure Schedule. (b) Subject to the limitations set forth in Section 8.3, Buyer shall indemnify and hold harmless Seller and Principals and their respective successors, representatives and assigns (each, a “Seller Indemnified Party”), from and against any and all Damages asserted against, or incurred or suffered by any Seller Indemnified Party, directly or indirectly, as a result of or arising from any of the following (individually an “Indemnifiable Claim” and collectively “Indemnifiable Claims” when used in the context of a Seller Indemnified Party as the Indemnified Party): (i) any inaccuracy in or breach of any of the representations or warranties made by Buyer in this Agreement or the Additional Documents; provided, however, that if any such representation or warranty is qualified in any respect by materiality, Material Adverse Effect or in all material respects or a variation thereof, for purposes of this clause (i) (and for purposes of calculated Damages) such materiality, Material Adverse Effect or in all material respects qualification or variation thereof will in all respect be ignored; (ii) any breach or non-performance of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement or the Additional Documents; or (iii) any Assumed Liability. (c) The right of any Buyer Indemnified Party or any Seller Indemnified Party to indemnification pursuant to this Article VIII will not be affected by any investigation conducted by, or, or on behalf of any party, or any knowledge acquired (or capable of being acquired) at any time by any party or any party’s representatives, whether before or after the execution and delivery of this Agreement or the Closing. (d) Any amount paid as Damages under this Article VIII shall be treated as an adjustment to the Purchase Price to the extent permitted under Applicable Laws. 27

8.3 Limitations on Indemnification. The parties’ respective rights to indemnification under this Article VIII are subject to the following limitations: (a) No Buyer Indemnified Party, on the one hand, or Seller Indemnified Party, on the other hand, shall be entitled to indemnification hereunder with respect to an Indemnifiable Claim pursuant to Sections 8.2(a)(i) or 8.2(b)(i), as applicable (or, if more than one such Indemnifiable Claim is asserted, with respect to all such Indemnifiable Claims) unless the aggregate amount of Damages with respect to such Indemnifiable Claim or Claims of all Buyer Indemnified Parties or Seller Indemnified Parties, as the case may be, exceeds $250,000 (the “Threshold”), in which event such Buyer Indemnified Party or Seller Indemnified Party, as the case may be, shall be entitled to indemnification hereunder for all Damages with respect to all of its Indemnifiable Claims in excess of the Threshold, but subject to the Cap. Furthermore, the maximum aggregate liability of Seller and Principals with respect to all Indemnifiable Claims pursuant to Section 8.2(a)(i) and the maximum aggregate liability of Buyer with respect to all Indemnifiable Claims pursuant Section 8.2(b)(i) shall each be an amount equal to 10% of the Purchase Price (the “Cap”); provided, however, that any Damages with respect to an Indemnifiable Claim of any Buyer Indemnified Party arising from any breach or inaccuracy of any representation and warranty in Sections 4.1 (Organization and Standing), 4.2 (Subsidiaries), 4.3 (Power and Authority), 4.4 (Capitalization), 4.8 (Taxes), the third sentence of 4.10(a) (Proprietary Rights), the first sentence of 4.11 (Title to Purchased Assets), 4.14 (Brokerage and Finder’s Fees), 4.15 (Employee Benefit Matters) or 4.18 (Accounts Receivable; Inventories) shall not be subject to or applied toward the Threshold or the Cap, and such Buyer Indemnified Party shall be entitled to indemnification for the entire amount of said Damages without regard to the Threshold or Cap. (b) The indemnification obligations of the parties with respect to any Indemnifiable Claims pursuant to Section 8.2(a)(i) or Section 8.2(b)(i), as applicable, shall terminate on the date that is 18 months after the Closing Date, except that the following indemnification obligations shall terminate 30 days after the expiration of the statute of limitation applicable to the items contained therein: (A) those of Seller and Principals with respect to any breach or inaccuracy of any representation or warranty set forth in Sections 4.1 (Organization and Standing), 4.2 (Subsidiaries), 4.3 (Power and Authority), 4.4 (Capitalization), 4.8 (Taxes), the third sentence of 4.10(a) (Proprietary Rights), the first sentence of 4.11 (Title to Purchased Assets), 4.15 (Employee Benefit Matters) and 4.18 (Accounts Receivable; Inventories); and (B) those of Buyer with respect to any breach or inaccuracy of any representation or warranty set forth in Sections 3.1 (Organization and Standing) and 3.2 (Power and Authority); and (c) The foregoing provisions of this Section 8.3 notwithstanding, if, prior to the termination of any obligation to indemnify, written notice of a claimed breach or other occurrence or matter giving rise to a claim of indemnification is given by the party seeking indemnification (the “Indemnified Party”) to the party from whom indemnification is sought (the “Indemnifying Party”), or a suit or action based upon a claimed breach is commenced against the Indemnifying Party, the Indemnified Party shall not be precluded from pursuing such claimed breach, occurrence, other matter, or suit or action, or from recovering from the Indemnifying Party (whether through the courts or otherwise) on the claim, suit or action, by reason of the termination otherwise provided for above. (d) Except with respect to those actually awarded and paid on account of a Third Party Claim under Section 8.4, in no event shall any Indemnifying Party be liable to any Indemnified Party for any (i) punitive or exemplary damages or (ii) incidental, consequential, special or indirect damages, lost profits or lost business, loss of enterprise value, diminution of value of any business, damage to reputation or loss to goodwill, whether based on contract, tort, strict liability, other law or otherwise except, in the case of clause (ii), to the extent such damages are reasonably foreseeable in connection with the event that gave rise thereto or the matter for which indemnification is sought hereunder. 28

8.4 Procedure for Indemnification with Respect to Third Party Claims. (a) If the Indemnified Party determines to seek indemnification under this Article VIII with respect to Indemnifiable Claims resulting from the assertion of liability by any third party (including any Governmental Authority), it shall give written notice to the Indemnifying Party within 45 calendar days of the Indemnified Party’s becoming aware of any such Indemnifiable Claim (a “Claim Notice”), which notice shall set forth such material information with respect to such Indemnifiable Claim as is then reasonably available to the Indemnified Party. If any such liability is asserted against the Indemnified Party and the Indemnified Party notifies the Indemnifying Party of such liability, the Indemnifying Party shall be entitled, if it so elects by written notice delivered to the Indemnified Party within 20 days after receiving the Claim Notice, to assume the defense of such asserted liability with counsel reasonably satisfactory to the Indemnified Party unless the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to assume such defense. If the Indemnifying Party elects to assume the defense of such asserted liability, the claims made by such third party shall be conclusively established as being within the scope of and subject to the indemnification provisions of this Agreement. Notwithstanding the foregoing: (i) the Indemnified Party shall have the right to participate in the defense of such claim and to employ its own counsel in any such case, but the fees and expenses of such counsel shall be payable by the Indemnified Party; provided that, if the named Persons to a lawsuit or other legal action include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised by counsel that a conflict of interest exists such that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, the Indemnifying Party shall not be permitted to assume the defense and shall be responsible for the reasonable fees and expenses of one counsel to the Indemnified Party in connection with such defense; (ii) the Indemnified Party shall not have any obligation to give any Claim Notice concerning any assertion of liability by a third party unless such assertion is in writing; and (iii) the rights of the Indemnified Party to be indemnified in respect of Indemnifiable Claims resulting from the assertion of liability by third parties shall not be adversely affected by its failure to give a Claim Notice pursuant to the foregoing provisions unless, and, if so, only to the extent that, the Indemnifying Party is materially prejudiced by such failure. (b) If the Indemnifying Party disputes its liability with respect to such Indemnifiable Claim, it shall, within 20 days after receiving the Claim Notice with respect to such Indemnifiable Claim, give written notice of such dispute to the Indemnifying Party in which event the parties will negotiate in good faith to mutually agree to resolve such dispute. If the parties are unable to resolve the Indemnifiable Claim within 60 days after the Indemnifying Party delivers such notice, then either party shall be entitled to pursue all available remedies to prosecute the Indemnifiable Claim. Pending resolution of any such dispute, the Indemnified Party shall have the right to defend, compromise or settle such Indemnifiable Claim at the risk of the Indemnifying Party. (c) Notwithstanding anything in this Section 8.4 to the contrary, the Indemnifying Party shall not, without the Indemnified Party’s prior written consent, which such consent shall not be unreasonably withheld, settle or compromise any Indemnifiable Claim or consent to entry of any judgment in respect of any Indemnifiable Claim unless such settlement, compromise or consent (A) includes as an unconditional term the giving by the claimant or the plaintiff to the Indemnified Party (and its Subsidiaries and Affiliates) of a release from all liability in respect of such Indemnifiable Claim and (B) does not include a finding or admission by Buyer of any violation of Applicable Laws or any violation of the rights of any Person. 29

8.5 Procedure for Indemnification with Respect to Non-Third Party Claims. (a) If the Indemnified Party asserts the existence of an Indemnifiable Claim giving rise to Damages (but excluding Indemnifiable Claims resulting from the assertion of liability by third parties), it shall give written notice to the Indemnifying Party specifying, with reasonable detail, the nature and amount of the Indemnifiable Claim asserted (also, a “Claim Notice”). If the Indemnifying Party, within 20 days after receiving such Claim Notice, has not given written notice to the Indemnified Party announcing its intent to contest such assertion by the Indemnified Party, such assertion shall be deemed accepted and the amount of Indemnifiable Claim shall be deemed a valid Indemnifiable Claim. (b) If the Indemnifying Party contests the assertion of an Indemnifiable Claim by giving such written notice to the Indemnified Party within such 20-day period, then the parties shall negotiate in good faith to resolve the Indemnifiable Claim. If the parties are unable to resolve the Indemnifiable Claim within 60 days after the Indemnifying Party delivers such notice, then either party shall be entitled to pursue all available remedies to prosecute the Indemnifiable Claim. 8.6 Set-Off. Following release of the Escrow Amount in accordance with the terms of the Escrow Agreement, Buyer shall have the right to set-off any Milestone Payments payable to Seller or Principals under this Agreement against the amount of any undisputed, fully resolved Indemnifiable Claim. If following the release of the Escrow Amount, a Claim Notice has been provided by Buyer prior to the date of a Milestone Payment, but such Indemnifiable Claim remains in dispute, the amount of the disputed Indemnifiable Claim shall be deducted from the Milestone Payment and delivered to the Escrow Agent to be retained in the Escrow Account and shall be released upon final resolution of the applicable Indemnifiable Claim. In the event the original Escrow Account has been terminated, the Parties will coordinate to establish a new escrow account under substantially similar terms to retain such funds during the resolution period. Notwithstanding the foregoing, any Damages payable to a Buyer Indemnified Party pursuant to this Article 8 shall be satisfied first from the Escrow Account before Buyer exercises any right to set off. ARTICLE IX MISCELLANEOUS 9.1 Notices. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by e-mail of a PDF document (with confirmation of transmission): if to Buyer: Commercial Vehicle Group, Inc. 7800 Walton Parkway New Albany, OH 43054 Attn: General Counsel 30

if to Seller or Principals: Kevin Popielarczyk [**] E-mail: [**] With a copy to: Miles & Stockbridge, P.C. 100 Light Street Baltimore, MD 21202 Attn: William M. Davidow, Jr. Facsimile No.: 410-773-9016 E-mail: wdavidow@milesstockbridge.com or to such other Person or address as any party shall specify by notice in writing to the party entitled to notice. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (w) if by personal delivery, on the day of such delivery, (x) if by certified or registered mail, on the fifth Business Day after the mailing thereof (y) if by next-day or overnight mail or delivery, on the day delivered or (z) if by e-mail if sent during normal business hours of the recipient, on the date sent, and on the next Business Day if sent after normal business hours of the recipient. 9.2 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings and the table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever the context requires, words used in the singular shall be construed to mean or include the plural and vice versa, and pronouns of any gender shall be deemed to include and designate the masculine, feminine or neuter gender. 9.3 Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of this Agreement, each of which shall constitute an original. 9.4 Entire Agreement, Amendment and Waiver. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, agreements or representations by or among the parties, written and oral, with respect to the subject matter hereof and thereof. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure, neglect, or delay of any party to enforce or exercise its rights under this Agreement will not constitute a waiver or diminish such party’s right to strictly enforce the provisions of this Agreement, except as expressly provided otherwise in this Agreement. Nothing contained in this Agreement prohibits Buyer from exercising or pursuing its statutory rights under relevant environmental laws, and this Agreement in no way constitutes a waiver of those rights. 9.5 Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to create any third party beneficiaries. 31

9.6 Governing Law, Consent to Jurisdiction, and Venue. (a) This Agreement and the construction thereof will be governed by the laws of the State of Delaware, without giving effect to any choice of law provision or rule. (b) The parties agree that any action arising under or otherwise related to this Agreement will be brought only in United States District Court for the State of Delaware. Each of the parties hereto agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Laws. (c) Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other Action relating to the transactions contemplated hereby, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this Section 9.6 shall affect the right of any party hereto to serve legal process in any other manner permitted by Applicable Laws. 9.7 Specific Performance and Equitable Relief. Seller and Principals acknowledge that the Business is unique and recognize and affirm that in the event of a breach of this Agreement by Seller or Principals, money damages may be inadequate and Buyer may have no adequate remedy at law. Accordingly, Seller and Principals agree that Buyer shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the obligations of Seller and Principals hereunder not only by an Action or Actions for Damages, but also by an Action or Actions for specific performance, injunctive or other equitable relief, without the necessity of posting any bond or proving any actual damage. 9.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that Buyer may assign its rights, interests and obligations hereunder to any Subsidiary or Affiliate or successor in interest of Buyer. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. 9.9 Severability. Any provision of this Agreement which is prohibited or unenforceable under Applicable Laws in any jurisdiction will, as to such jurisdiction, be ineffective, but only to the extent of such prohibition or unenforceability, without invalidating the other provisions hereof and without affecting the validity or unenforceability of such provision in any other jurisdiction. 9.10 Expenses. Buyer shall be responsible for all costs, fees and expenses incurred by Buyer in connection with this Agreement and the transactions contemplated hereby. Seller and Principals shall be responsible for all costs, fees and expenses incurred or payable by Seller or Principals in connection with this Agreement and the transactions contemplated hereby. 9.11 Delivery by PDF. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent signed and delivered by means of a PDF email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. 9.12 WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS AGREEMENT (EACH PARTY HAVING HAD OPPORTUNITY TO CONSULT COUNSEL), EACH PARTY EXPRESSLY WAIVES THE 32

RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN. [Signature Page Follows] 33

IN WITNESS WHEREOF, Buyer, Seller and Principals have signed this Agreement as of the date first written above. BUYER: CVG FSE, LLC By: /s/ Patrick E. Miller Name: Patrick E. Miller Title: President GUARANTOR: COMMERCIAL VEHICLE GROUP, INC. By: /s/ Patrick E. Miller Name: Patrick E. Miller Title: President & Chief Executive Officer SELLER: FIRST SOURCE ELECTRONICS, LLC By: /s/ Kevin Popielarczyk Name: Kevin Popielarczyk Title: General Manager PRINCIPALS: /s/ Kevin Popielarczyk Kevin Popielarczyk /s/ Richard Vuoto Richard Vuoto [Signature Page to Asset Purchase Agreement]

ANNEX A DEFINED TERMS “Accounts Receivable” means (i) all trade accounts receivable and other rights to payment from customers of Seller arising from the operation of the Business and the full benefit of all security for such accounts or rights to payment, (ii) all other accounts receivable or notes receivable of Seller arising from the operation of the Business and the full benefit of all security for such accounts or notes receivable and (iii) any claim, remedy or other right related to any of the foregoing. “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning 10% or more of the voting securities of another Person shall be deemed to control that Person. With respect to Seller and Principals, “Affiliate” includes any current or former director, manager, officer, member or shareholder of any of the foregoing or any of their Affiliates. “Assumed Contracts” means all Contracts of Seller relating to the Business (other than any Contract listed on Section 1.2(g) of the Disclosure Schedule). “Business Day” means any day other than a Saturday, Sunday or any day on which banks located in the State of Maryland are authorized or required to be closed for the conduct of regular banking business. “Closing Date Balance Sheet” means a balance sheet of the Business as of 11:59 p.m. Eastern Time on the Closing Date prepared (i) from and in accordance with the books and records of Seller, (ii) in accordance with GAAP and, to the extent in accordance with GAAP, consistent with past practices of Seller in preparing the balance sheet included in the latest Annual Statements, (iii) as if it were a year-end balance sheet (including typical year-end adjustments customarily made by Seller) and (iv) in a format consistent with the balance sheet included in the latest Annual Statements. “Code” means the United States Internal Revenue Code of 1986, as amended. “Controlled Group Liability” means any and all liabilities under (i) Title IV of ERISA, (ii) Section 302 of ERISA, (iii) Sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code and the portability and nondiscrimination requirements of Section 701 et seq. of ERISA and Section 9801 et seq. of the Code, (v) Section 4975 of the Code and (vi) corresponding or similar provisions of foreign laws or regulations. “Data” means any data used or held for use in connection with the Business, including names, addresses, social security numbers, passwords, personal identification numbers, account numbers, account information, banking transactions and information, credit card data, customer information, supplier information and financial information that Seller may have or has had in its possession or control relating to any Person. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and rulings issued thereunder. “ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 4001(b)(1) of ERISA that includes the first 35 entity, trade or business, or that is or was a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA. “Escrow Agent” means JP Morgan Chase. “Estimated Closing Indebtedness Amount” means the Indebtedness Amount set forth on the Closing Certificate. “GAAP” means generally accepted accounting principles as currently promulgated in the United States of America applied on a consistent basis throughout the periods involved. “Governmental Authority” means any domestic, foreign or multi-national federal, commonwealth, state, provincial, regional, municipal or local governmental or administrative authority, including any court, tribunal, agency, bureau, committee, board, regulatory body, administration, commission or instrumentality constituted or appointed by any such authority. “Indebtedness Amount” means the amount of, to the extent the following are secured by Liens on the Purchased Assets or otherwise would prohibit or impair the transfer of the Purchased Assets, without duplication: (i) all indebtedness or other obligations of Seller for borrowed money, (ii) all indebtedness of Seller for the deferred purchase price for purchases of property or services, (iii) all lease obligations of Seller, (iv) the aggregate face amount of all outstanding letters of credit issued on behalf of Seller; (v) all obligations of Seller arising under acceptance facilities; (vi) all guaranties, endorsements and other contingent obligations of Seller to purchase, to provide funds for payment, to supply funds to invest in any other entity, or otherwise to assure a creditor against loss; (vii) all obligations of Seller under any interest rate protection, foreign currency exchange, or other interest or exchange rate swap or hedging agreement or arrangement, or other derivative product; (viii) all other obligations secured by a Lien upon any Purchased Assets; (ix) all indebtedness referred to in clauses (i) through (viii) above of any Person other than Seller that is guaranteed by Seller, and (x) accrued and unpaid interest on, and prepayment premiums, penalties or similar contractual charges arising as a result of the discharge of, any such foregoing obligation. “Knowledge of Seller” means the knowledge of facts, matters or circumstances of the Principals after due inquiry and diligence with respect to the matter at hand, or in the absence of such knowledge, the knowledge that such Persons would have had after due inquiry and diligence with respect to the matter at hand. “Lien” means, with respect to any property or asset, any lien, charge, security interest, encumbrance, restriction, conditional sale or other title retention agreement, condition, reservation, right of first refusal or any other claim of any kind in respect of such property or asset. “Ordinary Course of Business” means the ordinary course of business of Seller in conducting the Business consistent with past custom and practice (including with respect to quantity and frequency). “Organizational Documents” means the articles or certificate of incorporation, as applicable, and the bylaws or code of regulations, as applicable, of a corporation and the articles of organization and the operating agreement of a limited liability company. “Person” means an individual, corporation, partnership, limited liability company, association, trust or any other entity or organization, including a Governmental Authority. 36

“Plans” means and includes all employee benefit plans, programs, policies, practices, and other arrangements providing benefits to any employee or former employee or beneficiary or dependent thereof, or to present or former directors, consultants or agents, whether or not written, and whether covering one Person or more than one Person, sponsored or maintained by Seller or any of its ERISA Affiliates or to which Seller or any of its ERISA Affiliates contributes or is obligated to contribute or under which any current or former employee, director or agent of Seller or any of its ERISA Affiliates is entitled to any compensation or benefits (whether or not contingent) as a result of service to Seller or any of its ERISA Affiliates. Without limiting the generality of the foregoing, the term “Plans” includes all employee welfare benefit plans within the meaning of Section 3(1) of ERISA, all employee pension benefit plans within the meaning of Section 3(2) of ERISA, all employee stock option or stock purchase plans, bonus or incentive plans or programs, severance pay or retention plans, policies, practices or agreements, fringe benefits, change of control agreements and employment agreements. “Proprietary Rights” means all rights, title and interest in the following: (i) all copyrights, in both published and unpublished works (including data and documentation) whether registered or unregistered and all other rights corresponding thereto, and mask works and registrations and applications therefor; (ii) patents, patent applications and all reissues, divisions, continuations, continuations-in-part and reexaminations of any of the foregoing; (iii) all trade names, fictitious business names, trade dress, registered and unregistered trademarks, service marks, and domain names, URL addresses, design rights (including any word, symbol, product configuration, icon, and logo) and all goodwill of the business associated therewith; (iv) Trade Secrets; and (v) all rights to sue, recover damages, or otherwise claim for past, present or future infringement or unauthorized use or disclosure or breach of any Proprietary Right. “Registered Proprietary Rights” means any Seller Proprietary Rights registered in, or the subject of any application to register in, a federal, provincial, local and foreign jurisdiction. “Seller Permits” means all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary or required by Applicable Law to own, lease and operate Seller’s properties and to carry on the Business. “Seller Proprietary Rights” means all Proprietary Rights owned by or purported to be owned by, used by or licensed by Seller and used or held for use in the conduct of the Business. “Subsidiary” means, with respect to any Person, any other Person, an amount of the voting securities or other voting ownership or voting interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting securities or interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person. “Tax” means (i) any federal, state, commonwealth, local or foreign income, gross receipts, license, escheat, commercial activity, occupancy, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, unincorporated business, profits, withholding, social security (or similar), unemployment, disability, workers’ compensation, real property, personal property, ad valorem, sales, use, transfer, registration, value added, alternative or add-on minimum, accumulated earnings, personal holding company, estimated, or other Tax of any kind whatsoever, whether computed on a separate, consolidated or combined basis, or in any other manner, including any interest, penalty, or addition thereto, whether disputed or not; and (ii) any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person. 37

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof. “Trade Secrets” means all trade secrets as defined in the Uniform Trade Secrets Act or under corresponding state statutory or common law. “Working Capital Amount” means, in relation to the items presented in the financial statements of the Business, the dollar amount of (i) current assets included in the Purchased Assets minus (ii) the value of the current liabilities, in each case as such items would be reflected on a balance sheet of Seller using, those general ledger accounts set forth in Exhibit 2.6. Cross References to Defined Terms. The following terms, as used herein, have the following meanings: Accountant ......................................................... 8 Indebtedness Adjustment ................................... 7 Action ............................................................... 14 Indemnifiable Claim ........................................ 26 Additional Documents ..................................... 25 Indemnifiable Claims ...................................... 26 Agreement .......................................................... 1 Indemnified Party ............................................ 28 Annual Statements ........................................... 11 Indemnifying Party .......................................... 28 Applicable Laws .............................................. 12 Inventory ............................................................ 1 Assignment and Assumption Agreement ........... 3 Latest Balance Sheet ........................................ 11 Assumed Liabilities ........................................... 3 Major Customer ............................................... 16 Business ............................................................. 1 Major Supplier ................................................. 16 Buyer .................................................................. 1 Material Adverse Effect ................................... 10 Buyer Group..................................................... 20 Milestone Event ................................................. 5 Buyer Indemnified Party .................................. 26 Milestone Payment ............................................ 5 Cap ................................................................... 27 Multiemployer Plan ......................................... 15 Claim Notice .............................................. 28, 29 Multiple Employer Plan ................................... 15 Closing ............................................................... 3 Non-Assignable Contracts ................................. 4 Closing Certificate ............................................. 7 Non-Competition Agreements ........................... 4 Closing Date....................................................... 3 Notice................................................................. 8 Closing Payment ................................................ 5 Order .................................................................. 9 Closing Statement .............................................. 7 Principals ........................................................... 1 Competitive Products and Services.................. 19 Purchase Price .................................................... 5 Confidential Information ................................. 20 Purchased Assets ............................................... 1 Contract ............................................................ 15 Qualified Plan .................................................. 14 Damages ........................................................... 26 Resolution Period .............................................. 8 Disclosure Schedule ........................................... 9 Restricted Parties ............................................. 19 Escrow Account ................................................. 5 Restricted Party ................................................ 19 Escrow Agreement ............................................. 4 Restricted Period .............................................. 19 Escrow Amount ................................................. 5 Seller .................................................................. 1 Excluded Assets ................................................. 2 Seller Indemnified Party .................................. 26 Excluded Liabilities ........................................... 3 Threshold ......................................................... 27 Final Closing Statement ..................................... 7 Transfer Taxes ................................................. 20 38